UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 21, 2006 Neogen Corporation (Neogen or the Company) issued a press release announcing that it had purchased the common stock of Ann Arbor, Michigan based Centrus International, Inc. (Centrus) on February 17, 2006. Centrus was a wholly owned subsidiary of Eastman Chemical Company (Eastman) of Kingsport, Tennessee. Neogen expects to operate the business at its present location for the indefinite future. There is no relationship between Eastman and the Company.

The consideration for the sale, which was determined through arms length negotiations and subject to certain additional post closing adjustments and accruals for transaction costs, was $3.3 million in cash. The source of the cash consideration was borrowings under the Company’s credit facility.

A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01. Financial Statement and Exhibits

(a) Financial statements of the businesses acquired and any pro forma financial statements of the businesses acquired, if required, are expected to be filed within 71 days of February 17, 2006.

(d) Exhibits 99.1—Press Release dated February 21, 2006 announcing Neogen Corporation’s acquisition of Centrus International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: February 21, 2006
/s/ Richard R. Current
Richard R. Current
Vice President & CFO